Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL YE PERSONS BY THESE PRESENTS, that the undersigned does hereby make, constitute and appoint Stephen R. Davis and Thomas Pitler, each his attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf an Annual Report pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, on Form 10-K relating to the fiscal year ended December 31, 2008, of Neurogen Corporation (the "Company"), and any and all amendments to the foregoing Annual Report on Form 10-K, which amendments may make such changes in the Annual Report on Form 10-K as such attorney-in-fact deems appropriate, and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 31 day of March, 2009.

SIGNATURE	TITLE	DATE

/s/ Craig Saxton
Craig Saxton	Chairman of the Board and Director	March 31, 2009

/s/ Stephen R. Davis
Stephen R. Davis	President and Chief Executive Officer (Principal Executive Officer) and Director	March 31, 2009

/s/ Julian C. Baker
Julian C. Baker	Director	March 31, 2009

/s/ Eran Broshy
Eran Broshy	Director	March 31, 2009

/s/ Steward Hen
Stewart Hen	Director	March 31, 2009

/s/ John L. LaMattina
John L. LaMattina	Director	March 31, 2009

/s/ John Simon
John Simon	Director	March 31, 2009